UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On February 11, 2013, we issued to Partners for Growth III, L.P. (“PFG”) an aggregate of 73,314 shares of common stock, as a result of PFG’s election to convert $1,000,000 of a $3,500,000 loan to the Company into shares of the Company’s common stock at a conversion price of $13.64 per share and in accordance with the conversion terms set forth in the note for the loan.

On February 7, 2013, we issued to PFG an aggregate of 36,657 shares of common stock, as a result of PFG’s election to convert $500,000 of a $3,500,000 loan to the Company into shares of the Company’s common stock at a conversion price of $13.64 per share and in accordance with the conversion terms set forth in the note for the loan.

On February 1, 2013, we issued to PFG an aggregate of 74,516 shares of common stock, as a result of PFG’s election to convert a $1,000,000 loan to the Company into shares of the Company’s common stock at a conversion price of $13.42 per share and in accordance with the conversion terms set forth in the note for the loan.

We issued all of the conversion shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). PFG represented that it is an accredited investor.

On February 7, 2013, we issued to PFG a senior convertible promissory note with a principal amount of $1,000,000 in exchange for a loan of the same amount pursuant to the terms of that certain Loan and Security Agreement between the Company and PFG, dated April 14, 2010 (the “Loan Agreement”). At any time prior to the maturity date of April 15, 2015, PFG may at its option convert any amount of the note into shares of our common stock at the rate of $15.26 per share, which equals the ten-day volume weighted average price per share of our common stock prior to the date of our request for the loan. We issued the note pursuant to Rule 506 of Regulation D promulgated under the Securities Act. PFG represented that it is an accredited investor.

Unrelated to the note issuances and conversions provided above, since the end of our fiscal quarter ended December 31, 2012, we issued 1,761 shares of common stock pursuant to the cashless exercise of an unregistered warrant to acquire 4,478 shares of common stock having an exercise price of $8.83 per share. The issuance of the shares was exempt from registration by virtue of Section 3(a)(9) of the Securities Act.

Item 8.01. Other Events

On February 11, 2013, we provided notice to PFG of our intention to draw upon the remaining $1,500,000 amount available under the Loan Agreement through the issuance of a note with a conversion price of $15.53 per share. We anticipate issuing the note to PFG for this amount in the near future.

Safe Harbor

Certain statements in this current report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, the statement in this current report regarding our anticipated note issuance to PFG is a forward-looking statement.

These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth; the reluctance of physicians to accept new products; the effectiveness of the Stealth 360°; actual clinical trial results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. We encourage you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this current report. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from the expected results discussed in the forward-looking statements contained in this current report. The forward-looking statements made in this current report are made only as of the date of this current report, and we undertake no obligation to update them to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer